EXHIBIT 4.48

EXHIBIT B

GUARANTY

GUARANTY dated as of December 21, 2006 (this “Guaranty”) made by Grand Toys International, Inc., a Nevada corporation (the “Guarantor”), in favor of CitiCapital Commercial Corporation, a Delaware corporation (the “Lender”).

WITNESSETH:

WHEREAS, International Playthings, Inc., a New Jersey corporation (the “Borrower”), is entering into a Loan and Security Agreement of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement) with the Lender pursuant to which the Lender has agreed, among other things, to make Loans to, and to provide for the issuance of Letters of Credit for the account of, the Borrower, subject to the terms and conditions set forth in the Loan Agreement;

WHEREAS, the Guarantor is the legal and beneficial owner of all of the shares of the capital stock of the Borrower, has an interest in the financial affairs and well-being of the Borrower and will benefit from the transactions contemplated by the Loan Agreement;

WHEREAS, it is a condition precedent to the effectiveness of the Loan Agreement that the Guarantor shall have executed and delivered this Guaranty in favor of and for the benefit of the Lender.

NOW, THEREFORE, in consideration of the promises contained herein and to induce the Lender to enter into the Loan Agreement and to make Loans to, and to provide for the issuance of Letters of Credit for the account of, the Borrower thereunder, the Guarantor hereby agrees as follows:

ARTICLE I GUARANTY.

(a) The Guarantor hereby unconditionally and irrevocably (i) guarantees to the Lender the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Obligations and (ii) agrees to pay all costs and expenses incurred by the Lender (including the fees and disbursements of counsel and other professionals) in connection with (A) enforcing or defending the Lender’s rights under or in respect of this Guaranty or any other document or instrument now or hereafter executed and delivered in connection herewith or (B) collecting the Obligations or otherwise administering this Guaranty.

(b) The Guarantor hereby agrees that all payments hereunder will be paid to the Lender without setoff, deduction or counterclaim at the office of the Lender located at the address specified in Section 9 in U.S. dollars and in immediately available funds.

ARTICLE II GUARANTY ABSOLUTE. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Loan Agreement, the Notes and the other Loan Documents regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

Section 2.1 any lack of validity, regularity or enforceability of the Loan Agreement or any other Loan Document;

Section 2.2 any lack of validity, regularity or enforceability of this Guaranty;

Section 2.3 any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Loan Agreement or any other Loan Document;

Section 2.4 any exchange, release or non-perfection of any security interest in any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

Section 2.5 any failure on the part of the Lender or any other Person to exercise, or any delay in exercising, any right under the Loan Agreement or any other Loan Document; or

Section 2.6 any other circumstance which might otherwise constitute a defense available to, or a discharge of the Borrower, the Guarantor or any other guarantor with respect to the Obligations (including, without limitation, all defenses based on suretyship or impairment of collateral, and all defenses that the Borrower may assert to the repayment of the Obligations, including, without limitation, failure of consideration, breach of warranty, payment, statute of frauds, bankruptcy, lack of legal capacity, statute of limitations, lender liability, accord and satisfaction, and usury), this Guaranty and the obligations of the Guarantor under this Guaranty.

The Guarantor hereby agrees that if the Borrower or any other guarantor of all or a portion of the Obligations is the subject of a bankruptcy case under the Bankruptcy Code, it will not assert the pendency of such case or any order entered therein as a defense to the timely payment of the Obligations. The Guarantor hereby waives notice of or proof of reliance by the Lender upon this Guaranty, and the Obligations shall conclusively be deemed to have been created, contracted, incurred, renewed, extended, amended or reduced (as to the Borrower only) in reliance upon this Guaranty. The Guarantor hereby agrees that this Guaranty is a guaranty of payment and not collection.

ARTICLE III WAIVER. The Guarantor hereby waives (a) promptness, diligence, notice of acceptance and any other notice or demand of any kind with respect to any of the Obligations and any of the amounts payable under Section 1(a)(ii) or that may be required to be given under any Requirement of Law and (b) any requirement that the Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right to take any action against the Borrower or any other Person or any collateral.

ARTICLE IV SUBROGATION. The Guarantor hereby agrees that it will not exercise or assert any rights, claims, defenses or rights of setoff which it may acquire against the Borrower or any other guarantor of all or part of the Obligations that arise from the existence, payment, performance or enforcement of its obligations hereunder (including, without limitation, any rights or claims of subrogation, reimbursement or contribution), until the termination of the obligation of the Lender to make Loans and cause Letters of Credit to be issued (the “Commitment”), the indefeasible payment in full in cash of the Obligations and the termination, Collateralization or expiration of all Letters of Credit. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to be credited and applied against the Obligations and all other amounts payable under Section 1(a)(ii), whether matured or unmatured, in such order as the Lender may determine.

ARTICLE V REPRESENTATIONS AND WARRANTIES.

(a) The Guarantor hereby makes each of the representations and warranties made by the Borrower under Section 6.1(a), 6.1(c) and 6.1(e) of the Loan Agreement as if such representations and warranties stated that they applied to the Guarantor, and such representations and warranties as applied to the Guarantor are true and correct as if they were repeated separately herein by the Guarantor.

(b) The Guarantor has, independently and without reliance upon the Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty.

ARTICLE VI COVENANTS. The Guarantor covenants and agrees that, until the termination of the Commitment, the payment in full of the Obligations and the termination, Collateralization or expiration of all Letters of Credit, the Guarantor will perform, observe and otherwise comply with all of the covenants of the Borrower under Section 7.1(a) and Section 7.2(b) and 7.2(e) of the Loan Agreement as if such covenants stated that they applied to the Guarantor and were repeated separately herein by the Guarantor.

ARTICLE VII RIGHT OF SETOFF. In addition to and not in limitation of all rights of offset that the Lender or any of its Affiliates may have under applicable law, and whether or not the Lender has made any demand or the obligations of the Guarantor has matured, the Lender and its Affiliates shall have the right to set off and apply any and all deposits (general or special, time or demand, provisional or final, or any other type) at any time held and any other Indebtedness at any time owing by the Lender or its Affiliates to or for the credit or the account of the Guarantor or any of the Guarantor’s Affiliates against any and all of the Obligations. If the Lender exercises any of its rights under this Section 7, the Lender shall provide notice to the Guarantor of such exercise, provided that the failure to give such notice shall not affect the validity of the exercise of such rights.

ARTICLE VIII SURVIVAL OF PROVISIONS. All representations, warranties and covenants made by the Guarantor under this Guaranty shall survive the execution and delivery hereof and the closing of the transactions contemplated hereby.

ARTICLE IX NOTICES. All notices and other communications hereunder shall be in writing and sent by certified or registered mail, return receipt requested, by overnight delivery service, with all charges prepaid, by hand delivery, or by telecopier followed by a hard copy sent by regular mail, if to the Lender, then to CitiCapital Commercial Corporation, 450 Mamaroneck Avenue, Harrison, New York 10528, Telecopy: (914) _______, Attn.: Account Manager, International Playthings, Inc., with a copy to CitiCapital Commercial Corporation, 450 Mamaroneck Avenue, Harrison, New York 10528, Telecopy: (914) 899-7238, Attn.: Robert R. Goldberg, Esq., and if to the Guarantor, then to it at Grand Toys International, Inc. c/o International Playthings, Inc., 75D Lackawanna Avenue, Parsippany, New Jersey 07054, Telecopy: (973) 316-5883, Attn.: Mr. Michael Varda, with a copy to Connell Foley LLP, 85 Livingston Avenue, Roseland, New Jersey 07068, Attn.: John Cromie, Esq., Telecopy (973) 535-9217, or, in each case, to such other address as the Guarantor or the Lender may specify to the other party in the manner required hereunder. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three Business Days after being postmarked, (ii) if sent by overnight delivery service or by hand delivery, when received at the above stated addresses or when delivery is refused and (iii) if sent by telecopier transmission, when such transmission is confirmed.

ARTICLE X AMENDMENTS, WAIVERS AND CONSENTS. No amendment or waiver of any provision of this Guaranty, or consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

ARTICLE XI DELAYS; PARTIAL EXERCISE OF REMEDIES. No delay or omission of the Lender to exercise any right or remedy hereunder shall impair any such right or operate as a waiver thereof. No single or partial exercise by the Lender of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

ARTICLE XII TELECOPIED SIGNATURE. This Guaranty may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same was a fully executed and delivered original manual counterpart.

ARTICLE XIII SEVERABILITY. In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

ARTICLE XIV INTERPRETATION. All terms not defined herein or in the Loan Agreement shall have the meaning set forth in the Code, except where the context otherwise requires. To the extent a term or provision of this Guaranty conflicts with the Loan Agreement and is not addressed herein with more specificity, the Loan Agreement shall control with respect to the subject matter of such term or provision.

ARTICLE XV CONTINUING GUARANTY; ASSIGNMENTS OF GUARANTEED DEBT. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until released in accordance herewith, (b) be binding upon the Guarantor and its successors and assigns, and (c) inure, together with the rights and remedies of the Lender hereunder, to its own benefit and to its successors and assigns. Without limiting the generality of the foregoing clause (c), the Lender may, in accordance with the terms of the Loan Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Loan Agreement to any successor lender, and such successor lender shall thereupon become vested with all the benefits in respect hereof granted to the Lender herein or otherwise, in each case as provided in the Loan Agreement.

ARTICLE XVI REINSTATEMENT. To the extent permitted by law, this Guaranty shall continue to be effective or be reinstated if at any time any amount received by the Lender in respect of the Obligations is rescinded or must otherwise be restored or returned by the Lender for any reason whatsoever including, without limitation, upon the occurrence or during the pendency of any bankruptcy, reorganization or other similar proceeding, or any fraudulent transfer or similar proceeding, applicable to the Borrower, the Guarantor or any other Person or the assets thereof, or upon or during the occurrence of any dissolution, liquidation or winding up of the Borrower, the Guarantor or any other Person, all as though such amount had not been received.

ARTICLE XVII ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. This Guaranty constitutes the entire agreement between the parties, supersedes any prior written and verbal agreements between them, and shall bind and benefit the parties and their respective successors and permitted assigns.

ARTICLE XVIII GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS GUARANTY AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY, WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).

ARTICLE XIX SUBMISSION TO JURISDICTION. ALL DISPUTES BETWEEN THE GUARANTOR AND THE LENDER, WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT THE LENDER SHALL HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE GUARANTOR IN ANY LOCATION REASONABLY SELECTED BY THE LENDER TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE LENDER. THE GUARANTOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS, SETOFFS OR CROSS-CLAIMS IN ANY PROCEEDING BROUGHT BY THE LENDER. THE GUARANTOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE LENDER HAS COMMENCED A PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.

ARTICLE XX SERVICE OF PROCESS. THE GUARANTOR HEREBY IRREVOCABLY DESIGNATES CORPORATION SERVICE COMPANY, 1133 AVENUE OF THE AMERICAS, SUITE 3100, NEW YORK, NEW YORK 10036-6710 AS THE GUARANTOR’S DESIGNEE AND AGENT TO RECEIVE, FOR AND ON BEHALF OF THE GUARANTOR, SERVICE OF PROCESS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT AT ITS ADDRESS WILL BE PROMPTLY FORWARDED BY MAIL TO THE GUARANTOR, BUT THE FAILURE OF THE GUARANTOR TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

ARTICLE XXI JURY TRIAL. THE GUARANTOR (AND BY ITS RECEIPT HEREOF, THE LENDER) HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO (I) THIS GUARANTY OR (II) ANY CONDUCT, ACTS OR OMISSIONS OF THE GUARANTOR, THE LENDER OR ANY OF THEIR DIRECTORS, OFFICERS, MEMBERS, MANAGERS, EMPLOYEES, AGENTS, ATTORNEYS OR OTHER AFFILIATES, IN EACH CASE WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE. THE GUARANTOR HEREBY AGREES THAT THIS GUARANTY CONSTITUTES THE WRITTEN CONSENT ON THE GUARANTOR TO SUCH WAIVER AND MAY BE FILED WITH THE CLERK OF THE COURT IN THE JURISDICTION IN WHICH ANY ACTION OR PROCEEDING IS COMMENCED REGARDING THIS GUARANTY, AS EVIDENCE OF THE GUARANTOR’S WRITTEN CONSENT TO SUCH WAIVER.

ARTICLE XXII LIMITATION OF LIABILITY. THE LENDER SHALL HAVE NO LIABILITY TO THE GUARANTOR (WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE) FOR LOSSES SUFFERED BY THE GUARANTOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED BY THIS GUARANTY, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OR COURT ORDER BINDING ON THE LENDER THAT THE LOSSES WERE THE RESULT OF ACTS OR OMISSIONS CONSTITUTING NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LENDER. THE GUARANTOR HEREBY WAIVES ALL FUTURE CLAIMS AGAINST THE LENDER FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES EXCEPT IN THE CASE OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY THE LENDER.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed by its proper and duly authorized officer as of the date first set forth above.

GRAND TOYS INTERNATIONAL, INC.

By:	/s/ David Fremed
Name: David Fremed
Title: Chief Financial Officer